Exhibit 99.1

October 14, 2015

Board of Directors

Yodlee, Inc.

3600 Bridge Parkway, Suite 200

Redwood City, California 94065

Re:                       Amendment No. 2 to Registration Statement on Form S-4 of Envestnet, Inc. (the “Registration Statement”)

Ladies and Gentlemen:

Reference is made to our opinion letter, dated August 10, 2015 (“Opinion Letter”), with respect to the fairness from a financial point of view to the holders of the outstanding shares of common stock, par value $0.001 per share, of Yodlee, Inc. (the “Company”) of the Merger Consideration (as defined in the Opinion Letter) to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of August 10, 2015, by and among Envestnet, Inc. (“Parent”), Yale Merger Corp., a wholly owned subsidiary of Parent, and the Company.

The Opinion Letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein. We understand that the Company has determined to include our opinion in the Registration Statement, as amended. In that regard, we hereby consent to the reference to our Opinion Letter under the captions “Summary—Opinion of Yodlee’s Financial Advisor,” “Background of the Merger,” “Recommendations of the Yodlee Board; Yodlee’s Reasons for the Merger” and “Opinion of Yodlee’s Financial Advisor” and to the inclusion of the foregoing opinion in the Proxy Statement/Prospectus included in the Registration Statement, as amended.  Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our Opinion Letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to, in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Goldman, Sachs & Co.
(GOLDMAN, SACHS & CO.)